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                                                                      EXHIBIT 21


                 SUBSIDIARIES OF POLYDEX PHARMACEUTICALS LIMITED
                 -----------------------------------------------


100% OWNED SUBSIDIARIES                             JURISDICTION OF ORGANIZATION
-----------------------                             ----------------------------
Novadex International Limited                                Bahamas
Polydex Chemicals (Canada) Limited                        Ontario, Canada
Dextran Products Limited                                  Ontario, Canada

90% OWNED SUBSIDIARIES                              JURISDICTION OF ORGANIZATION
----------------------                              ----------------------------
Chemdex, Inc.                                                 Kansas
Veterinary Laboratories, Inc.                                 Kansas